Exhibit 99.1



NEWS RELEASE


EVEREST RE GROUP, LTD.
c/o ABG Financial & Management Services, Inc.
Parker House, Wildey Business Park, Wildey Road, St. Michael, Barbados


Contact:
Joseph A. Gervasi
Secretary
Everest Global Services, Inc.
908.604.3167

                              For Immediate Release
                       Everest Re Group Announces Dividend


ST. MICHAEL, Barbados - February 20, 2003 -- Everest Re Group, Ltd. (NYSE: RE) announced today that its Board of Directors increased the amount of its quarterly dividend to $0.09 per share from $0.08 per share, and declared a dividend payable on or before March 21, 2003 to all shareholders of record on March 3, 2003.

Everest Re Group, Ltd. is a Bermuda holding company that operates through the following subsidiaries: Everest Reinsurance Company provides reinsurance to property and casualty insurers in both the US and international markets. Everest Reinsurance (Bermuda), Ltd. provides reinsurance and insurance to worldwide property and casualty markets and reinsurance to life insurers. Everest National Insurance Company and Everest Security Insurance Company provide property and casualty insurance to policyholders in the United States. Everest Indemnity Insurance Company offers excess and surplus lines insurance in the United States. Additional information on Everest Re Group companies can be found at the Group's web site at WWW.EVERESTRE.COM.